                                                           FOR IMMEDIATE RELEASE



                      YAHOO! REPORTS PROFITABLE FIRST QUARTER

           COMPANY POSTS $86 MILLION IN REVENUES AND  $0.11 PRO FORMA EPS


     SANTA CLARA, CALIF. - APRIL 7, 1999 - Yahoo! Inc. (NASDAQ: YHOO) today reported net revenues totaling $86,064,000 for the first quarter ended March 31, 1999, nearly triple the revenues of $30,596,000 reported in the comparable period of the previous year. Revenues for the first quarter ended March 31, 1999 represent a 13 percent increase over revenues of $76,410,000 reported in the fourth quarter ended Dec. 31, 1998. Pro forma net income for the quarter was $25,142,000 or $0.11 per share diluted, excluding the effects of amortization of intangible assets and a one-time charge for in-process research and development. This compares to net income of $3,270,000 or $0.02 per share diluted for the comparable period in the previous year, and pro forma net income of $25,043,000 or $0.11 per share diluted in the fourth quarter ended Dec. 31, 1998, excluding the effects of amortization of intangible assets and $4,400,000 of one-time charges.

     Including the amortization of intangibles and the one-time charge, net income for the first quarter ended March 31, 1999 was $16,435,000 or $0.07 per share diluted, compared to net income of $3,270,000 or $0.02 per share diluted reported in the comparable period of the previous year. Net income for the fourth quarter ended Dec. 31, 1998, was $18,524,000 or $0.08 per share diluted, including the amortization of intangible assets and one-time charges.

     During the first quarter, Yahoo! announced definitive agreements to acquire GeoCities and broadcast.com. Through its acquisition of GeoCities, Yahoo! will gain access to one of the world's largest online communities. Yahoo!'s acquisition of broadcast.com is expected to expand Yahoo!'s multimedia content offerings for users, and provide additional distribution for content and services partners and enhanced services for advertisers and businesses. The GeoCities and broadcast.com acquisitions are expected to close in the second and third quarters, respectively, and are not included in Yahoo!'s financial results reported today.

     "We continue to see strong organic growth across our global network of media properties," said Tim Koogle, chairman and CEO of Yahoo!. "During the quarter, we were proactive in further establishing Yahoo!'s leadership position for the future, including our announced acquisitions of GeoCities and broadcast.com. We expect both of these acquisitions, which are not reflected in our first quarter results, to add substantially to the breadth of services we offer our global users, and advertising, merchant and business partners."

AUDIENCE GROWTH AND USAGE
     Yahoo!'s audience growth rate in February (+5.4 percent) was the fastest among the top ten Web sites, and twice the growth rate of the Web overall. Yahoo!'s reach continues to grow across its network. The Yahoo! network of properties is ranked No. 1 in reach among work

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                                      YAHOO! REPORTS FIRST QUARTER PROFIT/PAGE 2

users (53.4 percent), No. 2 in home reach (44.1 percent) and No. 2 in combined work/home reach (51.8 percent). These findings, which are from Media Metrix's February 1999 research, do not include GeoCities and broadcast.com.

     During the month of March 1999, traffic on the Yahoo! global network of properties grew to an average of 235 million page views per day, compared to an average of 167 million page views per day in December 1998. Yahoo! Japan's traffic, which is included in the above page view totals, increased to more than 17 million page views per day during the month of March 1999 from more than 13 million per day in December 1998. A page view is defined as one electronic page of information displayed in response to a user request.

     Yahoo! today also announced that its registration base increased to 47 million unique registrations for Yahoo!'s registered member services, including shopping, auctions, classifieds, email, clubs, calendar, My Yahoo! (http://my.yahoo.com), and more.

     In the first quarter, Yahoo! continued to deliver on its 'Yahoo! Everywhere' strategy and significantly expanded its distribution through an array of domestic and global agreements. Yahoo! announced plans to further extend its services beyond the desktop through relationships with PageNet and Online Anywhere. Yahoo! and PageNet, a leader in wireless messaging and information, intend to make Yahoo! (www.yahoo.com), My Yahoo!, Yahoo! Mail (http://mail.yahoo.com) and Yahoo! Calendar (http://calendar.yahoo.com) services available nationwide on PageNet pagers and other wireless devices. Through a relationship with Online Anywhere, Yahoo! intends to employ Online Anywhere's Author Once, View Anywhere-TM- service to optimize and deliver content and services to personal digital assistants and TV-based Internet appliances nationwide. Yahoo! continued to expand its presence on most popular PC desktops. Building on its prior quarter announcements, the company added distribution alliances with Compaq Europe, Gateway, Hewlett-Packard, IBM, Micron Electronics, and Toshiba. In addition, Yahoo! Germany (www.yahoo.de) and Mannesmann Arcor unveiled a pay-as-you-go Internet access service, called Yahoo! Online, which is expected to launch in the second quarter.

     Yahoo! entered a marketing agreement with News Corporation in the first quarter and kicked off a national network and cable TV advertising program, including tie-ins between Yahoo! and multiple Fox media divisions.

NETWORK PROGRAMMING AND SERVICES
     During the quarter, Yahoo! expanded its Web programming for users. The company launched three new properties in Asia, including Yahoo! Singapore (www.yahoo.com.sg), Yahoo! Taiwan (www.yahoo.com.tw), and Yahoo! Hong Kong (www.yahoo.com.hk and www.english.yahoo.com.hk).

     Yahoo! also expanded its suite of services for small businesses during the first quarter. Yahoo! Site (http://site.yahoo.com) is a new service offering businesses a fast and easy way to create professional-quality Web sites and immediately begin marketing their business online.

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                                      YAHOO! REPORTS FIRST QUARTER PROFIT/PAGE 3

For $29.95 per month, individuals have up to 25 Mb of storage space to create a Web presence hosted by Yahoo! using a simple site-builder tool. Yahoo! Site also provides a suite of tracking and reporting tools providing comprehensive information on how the business' site is doing and offers an easy upgrade path to Yahoo! Store. Yahoo! also launched Business Express (http://www.yahoo.com/info/suggest/busexpress.html), offering all commerce-enabled, online stores expedited consideration for Web site inclusion in the main Yahoo! directory for a one-time, non-refundable fee of $199. With Yahoo!'s new Connected Office service (http://connected.clubs.yahoo.com/office), small companies can create their own internal communication hub and Intranet, including private communications tools, a shared company calendar and customizable business news and information.

     Merchants continue to join Yahoo! Shopping (http://shopping.yahoo.com), which added more than 1,100 new online stores during the quarter. Through relationships with Banc One Payment Services and First Data Merchant Services Corporation, Yahoo! now provides Yahoo! Store participants with a convenient and cost-effective way to set up a merchant account, begin accepting credit card payments, and process credit-card transactions in a secure, fast and reliable environment over the Internet.

     During the quarter, Yahoo! Auctions (http://auctions.yahoo.com) gave individuals the opportunity to listen, watch and/or bid real-time online simultaneously with bidders in physical galleries by co-hosting a large Entertainment Memorabilia auction. Yahoo! introduced photo albums for Yahoo! Clubs (http://clubs.yahoo.com), Yahoo!'s online community building service. The company launched Yahoo! Finance Tax Center (http://biz.yahoo.com/taxes/), a comprehensive resource to help users solve tax dilemmas year-round, and Yahoo! Entertainment (http://entertainment.yahoo.com), an expanded centralized source for television, movie, and music news and information. Yahoo! also launched Yahoo! Sports Fantasy Baseball (http://fantasy.yahoo.com/baseball), enabling fans to manage their own fantasy team using real-life stats and results of today's big league stars.

MERCHANT AND ADVERTISER SERVICES
     During the quarter, Yahoo! launched Fusion Marketing Online-TM- (FMO), an expanded, integrated marketing program for clients worldwide. FMO builds on the strengths of Yahoo!'s advertising and merchant programs and leverages Yahoo!'s worldwide audience, traffic and user preferences database to provide customized and measurable marketing solutions. Major new advertisers during the quarter included ABC.com, Claritin, Daimler-Benz, Gillette, Hasbro Interactive, Nestle, and Quest Communications.

ABOUT YAHOO!
     Yahoo! Inc. is a global Internet media company that offers a branded network of comprehensive information, communication and shopping services to 60 million users worldwide. As the first online navigational guide to the Web, www.yahoo.com is the leading guide in terms of traffic, advertising, household and business user reach, and is one of the most recognized brands associated with the Internet. The company's global Web network includes 18 world properties. Yahoo! has offices in Europe, the Asia Pacific, South America, Canada and the United States, and is headquartered in Santa Clara, Calif.

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                                      YAHOO! REPORTS FIRST QUARTER PROFIT/PAGE 4

     This announcement contains forward-looking statements that involve risks and uncertainties, including those relating to the company's ability to grow its user and advertiser bases, its advertising and commerce revenues, and to continue to generate profits and positive cash flow from operations. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the company's limited operating history, the increasingly competitive and constantly changing environment for advertising sales and for Yahoo! branded services, the early stage of the Web as an advertising and commerce medium, the company's dependence on advertising revenues and on third parties for technology, content and distribution, and the company's ability to successfully integrate its acquired companies, especially GeoCities and broadcast.com. More information about potential factors that could affect the company's business and financial results is included in the company's Annual Report on Form 10-K for the year ended Dec. 31, 1998 including (without limitation) under the captions, "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Risk Factors," "Competition," and "Proprietary Rights," which is on file with the Securities and Exchange Commission (http://www.sec.gov). The accompanying condensed consolidated statements of operations and balance sheets are an integral part of this announcement.

                                       # # #

   Yahoo!, the Yahoo! logo and Fusion Marketing Online are trademarks and/or registered trademarks of Yahoo! Inc.
All other names are trademarks and/or registered trademarks of their respective owners.


CONTACTS:

GARY VALENZUELA                          DIANE HUNT
Senior VP and Chief Financial Officer    Director, Corporate Communications
Yahoo! Inc.                              Yahoo! Inc.
(408) 731-3350                           (408) 731-3441
investor_relations@yahoo-inc.com         diane@yahoo-inc.com

                                   YAHOO! INC.
       Unaudited Pro Forma Condensed Consolidated Statements of Operations
                    (in thousands, except per share amounts)


                                                                         THREE MONTHS ENDED
                                                                             MARCH 31,
                                                                  -----------------------------
                                                                    1999                1998
                                                                  ---------           ---------
Net revenues                                                      $  86,064           $  30,596
Cost of revenues                                                      8,347               4,294
                                                                  ---------           ---------
     Gross profit                                                    77,717              26,302
                                                                  ---------           ---------

Operating expenses:
     Sales and marketing                                             32,299              16,653
     Product development                                              8,964               4,764
     General and administrative                                       3,456               2,227
                                                                  ---------           ---------
          Total operating expenses                                   44,719              23,644
                                                                  ---------           ---------

Income from operations                                               32,998               2,658

Investment income, net                                                6,615               1,440
Minority interests in operations
     of consolidated subsidiaries                                      (325)                243
                                                                  ---------           ---------

Income before income taxes                                           39,288               4,341

Provision for income taxes                                           14,146               1,071
                                                                  ---------           ---------

Pro forma net income                                              $  25,142           $   3,270
                                                                  ---------           ---------
                                                                  ---------           ---------

Pro forma net income per share - diluted                          $    0.11           $    0.02
                                                                  ---------           ---------
                                                                  ---------           ---------

Weighted average common shares and
     equivalents used in per share calculation - diluted            237,111             213,866
                                                                  ---------           ---------
                                                                  ---------           ---------




Note: The above pro forma condensed consolidated statement of operations for the three months ended March 31, 1999 excludes the effects of $9,775,000 of in-process research and development incurred in connection with the acquisition of a development stage Internet software company during January 1999, $2,570,000 for the amortization of intangible assets, and the related tax effects of such items.

                                  YAHOO! INC.
            Unaudited Condensed Consolidated Statements of Operations
                    (in thousands, except per share amounts)


                                                               THREE MONTHS ENDED
                                                                    MARCH 31,
                                                        -----------------------------
                                                           1999                1998
                                                        ---------           ---------
Net revenues                                            $  86,064           $  30,596

Cost of revenues                                            8,347               4,294
Amortization of purchased technology                        1,350                   -
                                                        ---------           ---------
     Total cost of revenues                                 9,697               4,294
                                                        ---------           ---------

     Gross profit                                          76,367              26,302
                                                        ---------           ---------

Operating expenses:
     Sales and marketing                                   32,299              16,653
     Product development                                    8,964               4,764
     General and administrative                             3,456               2,227
     Amortization of intangibles                            1,220                   -
     Other - non-recurring costs (1)                        9,775                   -
                                                        ---------           ---------
          Total operating expenses                         55,714              23,644
                                                        ---------           ---------

Income from operations                                     20,653               2,658

Investment income, net                                      6,615               1,440
Minority interests in operations
     of consolidated subsidiaries                            (325)                243
                                                        ---------           ---------

Income before income taxes                                 26,943               4,341

Provision for income taxes                                 10,508               1,071
                                                        ---------           ---------

Net income                                              $  16,435           $   3,270
                                                        ---------           ---------
                                                        ---------           ---------

Net income per share - diluted                          $    0.07           $    0.02
                                                        ---------           ---------
                                                        ---------           ---------

Weighted average common shares and equivalents
     used in per share calculation - diluted              237,111             213,866
                                                        ---------           ---------
                                                        ---------           ---------


(1) Non-recurring costs consist of $9,775,000 of in-process research and development incurred in connection with the acquisition of a development stage Internet software company during January 1999.

                                  YAHOO! INC.
                      Condensed Consolidated Balance Sheets
                                 (in thousands)


                                                            MARCH 31,         DECEMBER 31,
                                                              1999              1998
                                                          -----------         ---------
                                                          (UNAUDITED)         (AUDITED)
ASSETS
     Cash, cash equivalents, and investments
          in marketable debt securities                   $ 524,351          $ 482,426
     Accounts receivable, net                                26,876             24,831
     Property and equipment, net                             19,925             15,189
     Investments in marketable equity securities            130,493             41,339
     Other assets                                            90,034             58,099
                                                          ---------          ---------
          Total assets                                    $ 791,679          $ 621,884
                                                          ---------          ---------
                                                          ---------          ---------


LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
     Accounts payable                                     $   8,467          $   6,504
     Note payable                                             9,000                  -
     Accrued expenses and other liabilities                  43,572             39,621
     Deferred revenue                                        45,498             38,301
                                                          ---------          ---------
          Total liabilities                                 106,537             84,426
                                                          ---------          ---------

Minority interests in consolidated subsidiaries               1,573              1,248
                                                          ---------          ---------

Shareholders' equity:
     Common Stock                                           598,257            523,020
     Retained earnings (accumulated deficit)                  7,993             (8,442)
     Accumulated other comprehensive income                  77,319             21,632
                                                          ---------          ---------
          Total shareholders' equity                        683,569            536,210
                                                          ---------          ---------
                                                          $ 791,679          $ 621,884
                                                          ---------          ---------
                                                          ---------          ---------
